UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 21, 2009

ACCESSKEY IP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53664	41-1735422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 M4 Wyoming Blvd., NE, Albuquerque, NM 87113
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 734-4254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02.  Unregistered Sales of Equity Securities

On September 21, 2009, AccessKey IP, Inc. (the “Corporation”) issued 1,200,000 shares of Series B Convertible Preferred Stock to four persons in satisfaction of $36,000 owed by the Registrant.  There was no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates. Each person that received shares has such knowledge in business and financial matters that he is capable of evaluating the merits and risks of the transaction. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 21, 2009, the Board of Directors of the Corporation passed a resolution to that a special class of preferred stock of the Corporation was created out of the Five Million (5,000,000) shares of preferred stock available for issuance.  The special class of preferred stock was designed as Series B Convertible Preferred Stock, consisting of One Million Two Hundred Thousand (1,200,000) shares.  A copy of the Certificate of Designation creating the Series B Convertible Preferred Stock is included as Exhibit 4.1.  Each share of Series B can convert into one (1) share of common stock; provided however, that no conversion shall be permitted unless (i) the Corporation's common stock is quoted for public trading in the United States or other international securities market and (ii) the Corporation's market capitalization (i.e., the number of issued and outstanding shares of common stock multiplied by the daily closing price) has exceeded Ten Million Dollars ($10,000,000) for 90 consecutive trading days.  Each outstanding share of Series B Convertible Preferred Stock has six hundred twenty five (625) votes on all matters submitted to the stockholders of the Corporation and votes with the common stock on all matters.  The Series B voting separately as a class has the right to elect three persons to serve on the Corporation’s board of directors.  The shares of Series B Convertible Preferred Stock (i) do not have a liquidation preference; (ii) do not accrue, earn, or participate in any dividends; and (iii) are not be subject to redemption by the Corporation.

On September 25, 2009, the stockholders with a majority of the voting power (67%) of the Corporation took action by written consent without a meeting as allowed by the laws of the state of Nevada and the bylaws to increase the capital stock of the Corporation so that the Corporation shall have authority to issue: One Billion Five Hundred Five Million (1,505,000,000) shares of $.001 par value each, of which One Billion Five Hundred Million (1,500,000,000) shares shall be designated “Common Stock” and Five Million (5,000,000) shares shall be designated “Preferred Stock” and which may be issued in one or more series at the discretion of the Board of Directors.  A copy of the Certificate of Amendment to Articles of Incorporation is included as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits

Exhibits

3.1    Certificate of Amendment to Articles of Incorporation
4.1    Certificate of Designation - Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2009	AccessKey IP, Inc.

/s/ Bruce M. Palmer
Bruce M. Palmer, President and Chief Financial Officer

Exhibit 3.1  Certificate of Amendment to Articles of Incorporation

Exhibit 4.1  Certificate of Designation - Series B Convertible Preferred Stock